UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2021

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction	(Commission	(IRS Employer Identification No.)
of Incorporation)	File Number)

1415 Western Avenue, Suite 700
Seattle, WA 98101

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BSQR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

BSQUARE Corporation (the “Company”) is providing a summary of certain preliminary estimates regarding its financial results for the quarter ended June 30, 2021. This preliminary financial information is based upon the Company’s estimates and is subject to completion of its financial closing procedures. Moreover, this preliminary financial information has been prepared solely on the basis of information that is currently available to, and that is the responsibility of, management. The Company’s independent registered public accounting firm has not audited or reviewed, and does not express an opinion with respect to, this information. This preliminary financial information is not a comprehensive statement of the Company’s financial results for the quarter ended June 30, 2021 and remains subject to, among other things, the completion of financial closing procedures, final adjustments, completion of the Company’s internal review and review by its independent registered public accounting firm of its financial statements for the quarter ended June 30, 2021, which may materially impact the results and expectations set forth below.

The Company estimates that its total revenue for the three months ended June 30, 2021 will range from $10.3 million to $10.6 million, including approximately $9.6 million to $9.8 million in Partner Solutions revenue and approximately $0.7 million to $0.8 million in Edge to Cloud revenue. The Company estimates that it used between $1.0 million and $1.2 million of cash in the quarter ended June 30, 2021, reflecting investments in growing its business and the timing of customer payment receipts.

In addition, although the Company expects to experience an operating and net loss for the three months ended June 30, 2021, the Company is not able to provide an estimate of such results at this time. The Company expects its operating and net loss for the three months ended June 30, 2021 to be in-line with or decrease compared to the three months ended June 30, 2020 and to increase compared to the three months ended March 31, 2021.

Forward-Looking Statements

All statements in this report that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “explore,” “estimate,” “anticipate” or other comparable terms. Examples of forward-looking statements include, among others, preliminary financial information. The forward-looking statements made in this report speak only as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: June 30, 2021	By:	/s/ Christopher Wheaton
Chief Financial and Operating Officer, Secretary and Treasurer